Exhibit 10.10

Stockholders Agreement

of

NeuroOne, Inc.

Dated Effective as of October 20, 2016

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5.11	Amendment and Waiver	13
5.12	Delays or Omissions	13
5.13	Notices	14
5.14	Attorneys’ Fees	14
5.15	Titles and Subtitles	14
5.16	Additional Major Stockholders	14
5.17	Aggregation of Stock	14
5.18	Counterparts	14

Schedule A - LIST OF STOCKHOLDERS		A-1
Exhibit 1 - ADOPTION AGREEMENT		1-1

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NEUROONE, INC.

stockholders AGREEMENT

This Stockholders Agreement (the “Agreement”) is entered into effective as of October 20, 2016 (the “Effective Date”) by and among NeuroOne, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s common stock as listed on Schedule A attached hereto (each, a “Stockholder” and collectively, the “Stockholders”).

Recitals

WHEREAS, the Stockholders are the owners of the outstanding capital stock of the Company; and

WHEREAS, the parties wish to agree to certain rights and obligations regarding the capital stock of the Company, including without limitation, restrictions on transfer and buy-sell provisions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

1.             GENERAL.

1.1          Definitions. Capitalized terms not otherwise defined in this Agreement, shall have the following meanings:

(a)          “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any partner, officer, director, manager or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

(b)          “Board” means the Board of Directors of the Company.

(c)          “Certificate” means the Company’s certificate of incorporation, as amended or restated from time to time as permitted hereby.

(d)          “Change in Control” means (i) the sale of substantially all of the assets of the Company, or (ii) the consolidation or merger of the Company with or into any other corporation or other entity or person or any other corporate reorganization, in which the capital stock of the Company prior to such consolidation, merger or reorganization, represents less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; provided, however, that (A) any consolidation or merger effected exclusively to change the domicile of the Company, (B) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof, or (C) a sale, lease, transfer, exclusive license or other disposition to, or merger with or into, a wholly owned subsidiary of the Company shall not constitute a Change in Control.

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(e)           “Common Stock” means the Company’s common stock, par value $0.0001 per share.

(f)          “Equity Securities” means (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

(g)          “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act or merger transaction between the Company and a company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

(h)          “Major Stockholder” means any holder of Shares who or which, together with any of such holder’s Affiliates, holds five percent (5%) or more of the outstanding Shares, or any assignee of record of such Shares in accordance with Section 2.

(i)          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j)          “Preferred Stock” means any class or series of preferred stock issued by the Company that rights and/or preferences in addition and/or superior to the Common Stock that is hereafter acquired by any of the Stockholders and their permitted assigns, taken together.

(k)          “Pro Rata Share” means, as to each Major Stockholder, the fraction determined by dividing (a) the sum of (i) the number of shares of the Company’s outstanding Shares (treating all shares of convertible Preferred Stock or Warrants to acquire convertible Preferred Stock on an as-converted to Common Stock basis and including all shares of Common Stock issuable upon the exercise of outstanding Warrants or options) which such Major Stockholder holds of record as of the determination of such Major Stockholder’s Pro Rata Share, by (b) the total number of shares of the Company’s outstanding Shares (treating all shares of convertible Preferred Stock or warrants to acquire convertible Preferred Stock on an as-converted to Common Stock basis and including all shares of Common Stock issuable upon the exercise of outstanding Warrants or options) as of as of the determination of such Major Stockholder’s Pro Rata Share.

(l)          “Rule 144” means Rule 144, as promulgated under the Securities Act, or any similar or analogous rule promulgated under the Securities Act.

(m)          “Securities Act” means the Securities Act of 1933, as amended.

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(n)           “Shares” means all shares of capital stock of the Company (including, without limitation, all shares of the Common Stock held or issuable upon conversion of convertible Preferred Stock) registered in the name of a Stockholder or beneficially owned by such Stockholder as of the Effective Date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Stockholders after the Effective Date.

(o)           “Subsidiary” means, with respect to any entity, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such entity or any Subsidiary of such entity or by such entity and one or more Subsidiaries of such entity.

(p)           “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Shares of any Stockholder.

(q)           “Warrants” means warrants to purchase Common Stock and Preferred Stock held by Major Stockholders.

2.             RESTRICTIONS ON TRANSFER.

2.1          General Restrictions on Transfer.

(a)           Each party hereto agrees not to make any disposition of all or any portion of the Shares unless and until:

(i)          There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)         (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such party shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such party shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and applicable state and foreign securities law. Notwithstanding the foregoing, no such opinion of counsel shall be required in connection with any transfer of Shares made in compliance with Rule 144.

Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a party hereto that is: (A) a partnership transferring to its partners or former partners in accordance with partnership interests or to an Affiliate of such partnership; (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of such corporation; (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; (D) an individual transferring to such individual’s family member or trust for the benefit of such individual; and (E) transfer to any Affiliate of a party; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original party hereto.

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2.2          Notice of Transfer. Subject to compliance with the foregoing Section 2.1, if a Major Stockholder proposes to Transfer any Shares (each a “Selling Stockholder”), the Selling Stockholder shall promptly give written notice (each a “Transfer Notice”) simultaneously to the Company and to each of the other Major Stockholders at least thirty (30) days prior to the closing of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number and type of Shares of the Selling Stockholder to be transferred (the “Transfer Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 2.3, the Transfer Notice shall also state under which clause of such Section 2.3 the Selling Stockholder proposes to make such Transfer.

2.3          Exempt Transfers. Notwithstanding the foregoing, the provisions of Section 2 shall not apply to: (a) the sale of any Shares to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act; (b) any Transfer with respect to which the Board waives the application of the provisions of this Section 2; or (c) any Transfer (i) that is a conveyance in trust, gift or devise or descent of any Shares by a Stockholder to any family member, without consideration and for estate planning purposes, so long as the transferee agrees in writing to be bound by this Agreement as though an original Stockholder party hereto, (ii) to any person occurring as a matter of law upon the death, divorce or declaration of incompetence of a Stockholder, so long as the transferee agrees in writing to be bound by this Agreement as though an original Stockholder party hereto, (iii) to a receiver, levying creditor, trustee or receiver in bankruptcy proceedings or to a general assignee for the benefit of creditors, whether voluntary or by operation of law, so long as the transferee agrees in writing to be bound by this Agreement as though an original Stockholder party hereto, (iv) to the Company, (v) by merger or share exchange or an exchange of existing shares for other shares of the same or a different class or series in the Company, or (vi) to any equity owner (partner, stockholder, member or the like) of any Stockholder that is an “accredited investor”, as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act, so long as the transferee agrees in writing to be bound by this Agreement as though an original Stockholder party hereto.

2.4          Existing Rights. This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the Stockholder pursuant to (a) a stock restriction agreement or other agreement between the Company and the Stockholder, and (b) any right of first refusal set forth in the bylaws of the Company or in any incentive stock option, restricted stock or other incentive plan or agreement adopted by the Company for the benefit of its employees, non-employee directors, contractors and consultants.

2.5          Legend.

(a)          Each certificate representing Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws) (the “Legend”):

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT AMONG THE CORPORATION AND ITS STOCKHOLDERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(b)           During the term of this Agreement, the Company shall not remove, and shall not permit to be removed (upon registration of transfer, re-issuance of otherwise), the Legend from any such certificate and shall place or cause to be placed such legend on any new certificate issued to represent Shares theretofore represented by a certificate bearing such legend. The Stockholders agree that the Company shall instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the Legend to enforce the provisions of this Agreement and the Company agrees to promptly do so.

(c)           In the event of any issuance of Shares after the Effective Date to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the Legend.

(d)           The foregoing legend shall be removed only upon termination of this Agreement.

3.             PRE-EMPTIVE RIGHT.

3.1           Subsequent Offerings. Each Major Stockholder shall have a right to purchase such Major Stockholder’s Pro Rata Share of all Equity Securities that the Company may, from time to time, propose to sell and issue after the Effective Date, other than the Equity Securities excluded by Section 3.5 (the “Pre-Emptive Right”).

3.2           Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Stockholder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Stockholder shall have fifteen (15) days from the giving of such notice to exercise the Pre-Emptive Right and agree to purchase its Pro Rata Share of such Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Stockholder that would cause the Company to be in violation of applicable Federal or state securities laws by virtue of such offer or sale.

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3.3           Issuance of Equity Securities to Other Persons. If not all of the Major Stockholders elect to purchase their Pro Rata Share of the Equity Securities, then the Company shall promptly notify in writing the Major Stockholders that have so elected (the “Electing Stockholders”) and offer the Electing Stockholders the right to acquire such unsubscribed shares. Each Electing Stockholder shall have five (5) business days after receipt of such notice to notify the Company of such Electing Stockholder’s election to purchase all or a portion thereof of the unsubscribed shares. If the Major Stockholders fail to exercise in full the rights set forth in Section 3.2 and this Section 3.3, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Stockholders’ rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company’s original notice of the sale of such Equity Securities to the Major Stockholders pursuant to Section 3.2. If the Company has not sold such Equity Securities within ninety (90) days of such notice, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Stockholders in the manner provided above.

3.4           Termination of Pre-Emptive Right. The Pre-Emptive Right shall not apply to and shall terminate upon the earlier of (i) the closing of the Initial Offering, or (ii) upon the occurrence of a Change in Control.

3.5           Excluded Securities. The Pre-Emptive Right shall not apply to the following Equity Securities:

(a)          shares of Common Stock issued or issuable upon conversion of Preferred Stock or as a dividend or distribution on Shares;

(b)          shares of Common Stock and/or options, warrants or other purchase rights and the shares of Common Stock issued or issuable pursuant to such options, warrants or other rights issued after the Effective Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary of the Company pursuant to (x) the NeuroOne, Inc. 2016 Stock Plan as in effect on the Effective Date (the “Existing Option Plan”), or (y) any amendment to or restatement of the Existing Option Plan or any new stock purchase or stock option plans or other similar arrangements that are approved by the Board;

(c)          shares of Common Stock issued or issuable pursuant to the exercise of options, warrants or convertible securities outstanding as of the Effective Date;

(d)          shares of Common Stock or Preferred Stock issued or issuable pursuant to a stock split, combination of shares, reclassification or recapitalization of the capital stock of the Company;

(e)          shares of Common Stock (or warrants exercisable for Common Stock) or Preferred Stock issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board;

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(f)          any Equity Securities issued or issuable pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization that has been approved by the Board;

(g)          any Equity Securities issued or issuable in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements, or (ii) technology license, transfer or development arrangements; provided, however, that the issuance of shares therein is not principally for equity financing purposes and the transaction has been approved by the Board; and

(h)          any Equity Securities that are issued by the Company in connection with the Initial Offering.

4.            VOTING.

4.1           General. The Stockholders each agree to hold all their Shares (including, without limitation, all shares of the Common Stock now held or issuable upon conversion of any convertible Preferred Stock) subject to, and to vote their Shares in accordance with, the provisions of this Section 4.

4.2           Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law. All of the Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate Directors (as defined below) to call a special meeting of Stockholders for the purpose of electing Directors as provided herein.

4.3           Board Size. At all regular or special meetings of the stockholders of the Company following the Effective Date, each of the Stockholders shall vote all of their respective Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to ensure that the size and composition of the Board is as directed by the then current Board (each a “Director” and, collectively, the “Directors”). The initial size of the Board shall be two (2) Directors.

4.4           Election of Directors. On all matters relating to the election of the Directors, the Stockholders agree to vote all Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect initially the following Directors Dave A. Rosa and Paul Buchman and thereafter the nominees recommended by the then current Board.

4.5           Failure to Designate a Director. In the absence of any designation from the Persons or groups with the right to designate a Director as specified above, the Director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

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4.6           No Liability for Election of Designated Director. No party, nor any Affiliate of any such party, shall have any liability as a result of nominating or designating a person for election as a Director for any act or omission by such person in his or her capacity as a Director, nor shall any party have any liability as a result of voting for any such person in accordance with the provisions of this Agreement. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

4.7           Drag-Along Right.

(a)           In the event that the Board votes to approve a Change in Control, then each Stockholder hereby agrees:

(i)          if such Change in Control requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (i) all such Shares in favor of, and adopt, such Change in Control (together with any related amendment to the Certificate required in order to implement such Change in Control), and (ii) in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Change in Control;

(ii)         if such Change in Control is to be effected by sale of Company capital stock to a third party (a “Stock Sale”), to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by all other holders of Company capital stock and, except as permitted in Section 4.7(b), on the same terms and conditions as holders of the same class or series of Company capital stock are so selling;

(iii)        to execute and deliver all related documentation and take such other action in support of the Change in Control as shall reasonably be requested by the Company in order to carry out the terms and provisions of this Section 4.7, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, exchange agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv)        not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Stockholder or its Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Change in Control;

(v)         not to assert or exercise any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Change in Control; and

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(vi)        if the consideration to be paid in exchange for the Shares in any Change in Control includes any securities and due receipt thereof by any Stockholder would require under applicable law (A) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities, or (B) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D, as promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for such Stockholder’s Shares.

(b)          Notwithstanding the foregoing Section 4.7(a), no Stockholder will be required to comply with such section in connection with any proposed Change in Control unless:

(i)          any representations and warranties to be made by such Stockholder in connection with such proposed Change in Control are limited to representations and warranties related to authority, ownership and the ability to convey title to such Stockholder’s Shares, including, without limitation, representations and warranties that (A) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Stockholder in connection with the proposed Change in Control have been duly authorized, if applicable, (C) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms, and (D) neither the execution and delivery of documents to be entered into in connection with such proposed Change in Control, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(ii)         the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with such proposed Change in Control, other than the Company (except to the extent that funds may be paid in proportion to the amount of consideration to be received by such Stockholder out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any of identical representations, warranties and covenants provided by all Stockholders);

(iii)        the liability for indemnification, if any, of such Stockholder in such proposed Change in Control and for the inaccuracy of any representations and warranties made by the Company in connection with such proposed Change in Control, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any of identical representations, warranties and covenants provided by all Stockholders), and is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such proposed Change in Control (in accordance with the provisions of the Certificate);

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(iv)        the Stockholder’s liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such proposed Change in Control in accordance with the provisions of the Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such proposed Change in Control, except with respect to claims related to fraud, intentional misrepresentation or willful misconduct by such Stockholder, the liability for which need not be limited as to such Stockholder;

(v)         upon the consummation of such proposed Change in Control, (A) each holder of each class or series of the Company’s capital stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (B) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of Preferred Stock of such same series, (C) each holder of the Common Stock will receive the same amount of consideration per share of such Common Stock as is received by other holders in respect of their shares of the Common Stock, and (D) the aggregate consideration receivable by all holders of the Company Preferred Stock and Common Stock shall be allocated among the holders of the Company Preferred Stock and Common Stock on the basis of the relative liquidation preferences, if any, set forth in the Certificate in connection with a liquidation or a Change in Control, as applicable; and

(vi)        subject to the foregoing subsection (v), requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of such proposed Change in Control, all holders of such capital stock will be given the same option.

4.8           Irrevocable Proxy. Each Stockholder hereby constitutes and appoints the Secretary and each Assistant Secretary of the Company, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of the Directors in accordance with Section 4.4 and the drag-along provisions of Section 4.7, and hereby authorizes each of them to represent and to vote, if and only if the party (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in accordance with such sections. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 5.5. Each Stockholder hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 5.5, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

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4.9          Additional Shares.

(a)          In the event that after the Effective Date, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, following which such Person shall hold Shares, then the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached to this Agreement as Exhibit 1 (the “Adoption Agreement”), agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

(b)          In the event that subsequent to the Effective Date any shares or other securities are issued on, or in exchange for, any of a Stockholder’s Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

5.             MISCELLANEOUS.

5.1           Ownership. Each Stockholder represents and warrants to the other Stockholders and the Company that (a) such Stockholder now owns the Stockholder’s Shares, free and clear of liens or encumbrances, and has not, prior to or on the Effective Date, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the Effective Date, and (b) such Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder enforceable in accordance with its terms.

5.2           Further Action. If and whenever a Stockholder’s Shares are sold, the Stockholder or the personal representative of the Stockholder shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Stockholder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

5.3           Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

5.4           Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.5           Termination. Except as otherwise provided in this Agreement, this Agreement shall continue in full force and effect from the Effective Date through the earliest of the following dates, on which date it shall terminate in its entirety:

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(a)          the date of the closing of the Initial Offering;

(b)          the date of the closing of a Change in Control; or

(c)          the date upon which the parties hereto terminate this Agreement by written consent of the Company and the holders of at least a majority of the outstanding shares of capital stock of the Company subject to this Agreement.

5.6           Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Minnesota and any United States District Court in the State of Minnesota for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.7           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Shares from time to time and become a party to this Agreement.

5.8           Transfers. As a condition precedent to the Company’s recognizing any transferee or assignee of any Shares to any Person, such Person shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of Section 2.1. Each certificate representing the Shares subject to this Agreement if issued on or after the Effective Date shall be endorsed by the Company with the legend set forth in Section 2.5.

5.9           Entire Agreement. This Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

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5.10        Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.11        Amendment and Waiver.

(a)          Except as otherwise expressly provided herein, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the outstanding shares of capital stock of the Company subject to this Agreement. Any such amendment or modification effected in accordance with this Section 5.11(a) shall be binding on all stockholders of the Company, even if they do not execute such consent.

(b)          Any party hereto may waive compliance with any agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c)          Except as otherwise expressly provided, the obligations of the Company and the rights of the Stockholders under this Agreement may be waived with respect to all stockholders of the Company (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the outstanding shares of capital stock of the Company subject to this Agreement. Any such waiver effected in accordance with this Section 5.11(c) shall be binding on all stockholders of the Company, even if they do not execute such consent. Each Stockholder acknowledges that by the operation of this Section 5.11(c), holders of at least a majority of the outstanding capital stock of the Company subject to this Agreement will have the right and power to diminish or eliminate all rights of any Stockholder under this Agreement.

(d)          For the purposes of determining the Stockholders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.12        Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Stockholder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Stockholder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Stockholder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Stockholders, shall be cumulative and not alternative.

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5.13        Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages, Schedules or Exhibits attached hereto, at the address on the Company’s records for Stockholders, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

5.14        Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.15        Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.16        Additional Major Stockholders. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 3, any purchaser of such Equity Securities that would qualify such purchaser as a Stockholder or Major Stockholder shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement or an Adoption Agreement and shall be deemed a party hereunder and a “Stockholder” and, as applicable, a “Major Stockholder”.

5.17        Aggregation of Stock. All Shares held or acquired by Affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.18        Counterparts. This Agreement may be executed and delivered in any number of counterparts and by a separate instrument that references this Agreement for purposes of execution and delivery hereof, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile or other means of electronically imaging a signature.

SIGNATURES ON FOLLOWING PAGES

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

NeuroOne, Inc.

By:	/s/ Dave Rosa
Name:	Dave Rosa
Title:	Chief Executive Officer

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

/s/ Dave Rosa
Dave Rosa

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

/s/ Wade Fredrickson
Wade Fredrickson

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

/s/ Mark Christianson
Mark Christianson

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

/s/ Time Geck
Tim Geck

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

Mayo Foundation for
Medical Education and Research

By:
Name:
Title:

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

/s/ Steve Friswold
Steve Friswold

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

/s/ Sean Wambold
Sean Wambold

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

Jake Hertel
Jake Hertel

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

THE STOCKHOLDERS:

/s/ Brent Moen
Brent Moen

Signature Page to Stockholders Agreement of
NeuroOne, Inc.

Schedule A

LIST OF STOCKHOLDERS

Name	Address

Schedule A-1

Exhibit 1

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (the “Adoption Agreement”) is made as of _______________, 20__, by the undersigned (the “Stockholder”) pursuant to the terms of that certain Stockholders Agreement dated effective as of October 20, 2016 (the “Stockholders Agreement”), by and among NeuroOne, Inc., a Delaware corporation (the “Company”), and its stockholders, as it may be amended or restated hereafter and from time to time. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement. By the execution of this Adoption Agreement, the Stockholder agrees as follows.

1.1           Acknowledgement. The Stockholder acknowledges that the Stockholder is acquiring certain shares of the capital stock of the Company (the “Stock”) [or options, warrants or other rights to purchase the Stock (the “Options”)], for one of the following reasons (check the correct box):

☐	as a transferee of Shares from a party in such party’s capacity as a “Stockholder” bound by the Stockholders Agreement, and after such transfer, Stockholder shall be considered a “Stockholder” for all purposes under the Stockholders Agreement.

☐	as purchaser of shares of capital stock in the Company in accordance with Section 4.9(a) of the Stockholders Agreement, in which case the Stockholder will be considered a “Stockholder” for all purposes under the Stockholders Agreement.

1.2           Agreement. The Stockholder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Stockholders Agreement to be bound thereby, shall be bound by and subject to the terms of the Stockholders Agreement, and (b) adopts the Stockholders Agreement with the same force and effect as if the Stockholder were originally a party thereto.

1.3           Notice. Any notice required or permitted by the Stockholders Agreement shall be given to the Stockholder at the address or facsimile number listed below the Stockholder’s signature hereto.

THE STOCKHOLDER:	ACCEPTED AND AGREED:

NeuroOne, Inc.
By:
Name:
Title:
Address:	By:
Name:
Facsimile Number:	Title:

Exhibit 1-1